LETTER OF OPINION

                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022



                                October 22, 1999

Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York 10167

                 Commercial Mortgage Pass-Through Certificates
                 ---------------------------------------------

Ladies and Gentlemen :

                  We have acted as your special counsel in connection with the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus describes commercial mortgage pass-through Certificates (the "Certificates") to be sold by Bear Stearns Commercial Mortgage Securities Inc. (The "Depositor") in one or more series of Certificates (each such series, a "Series"). Each Series of Certificates will be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a special servicer (a "Special Servicer"), a trustee (a "Trustee") and such other parties as are to be identified in the prospectus supplement for such Series. The form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

                  In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting part thereof, each substantially in the form filed with the Commission, (2) the Pooling and Servicing Agreement in the form filed with the Commission and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinions set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

                  We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal income tax laws of the United States of America.

                  Based on and subject to the foregoing, we are of the opinion that:

                           1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, the Servicer, the Trustee and any other parties thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

                           3. The description of federal income tax consequences appearing under the heading "Some Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences, under existing law, and subject to the qualifications and assumptions set forth in that section of the Prospectus, to holders of the Certificates to be offered pursuant to the Prospectus.

                  We hereby consent to the filing of a copy of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Some Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,

                                        /s/ Shearman & Sterling